Exhibit 99

Contact:

Susan M. Kenney

direct phone:  803.748.2374

Vice President, Marketing and Sales

fax:  803.748.8420

email: susan.kenney@seibels.com

FOR IMMEDIATE RELEASE

THE SEIBELS BRUCE GROUP, INC. APPOINTS

CHARLES H. POWERS AS CHIEF EXECUTIVE OFFICER

Columbia, South Carolina — 04 October 2002 — The Seibels Bruce Group, Inc. (OTC Bulletin Board:  SBIG) today announced that Charles H. Powers has assumed the position of chief executive officer.  Powers also currently serves as the Company’s chairman of the board and has been a board member since 1997.

John E. (Jack) Natili will continue to serve as president of Seibels Bruce, a position he has held since January 2001.

Bryan D. Rivers was appointed treasurer and will assume the duties of treasurer in addition to those of controller while acting as the Company’s principal accounting officer.  Rivers has been Seibels Bruce’s controller since June 1999.  Rivers replaces Kenneth W. Marter, chief financial officer and treasurer, who has left the Company to pursue other interests.

The Seibels Bruce Group, Inc., headquartered in Columbia, South Carolina, is a holding company for four property and casualty insurance companies that offer commercial and nonstandard automobile insurance. In addition, Seibels Bruce offers claim administration services to insurance companies and other businesses through Insurance Network Services, Inc; flood zone determination and related services through America’s Flood Services, Inc.; and managing general agency services through Seibels, Bruce & Company. Additional information about Seibels Bruce can be found online at www.seibels.com.

Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks include uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Such forward-looking statements speak only as of the date of this press release. Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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